Exhibit-32.1 -- Certification per Sarbanes-Oxley Act (Section 906)

The undersigned, Edward Zimmerman, Jr., Chief Executive Officer and Chief Financial Officer, of EZJR, Inc. (the "Company"), certify, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d); and

(2) the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of the Company.

Dated:  April 11, 2008
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                                           /s/ Edward Zimmerman, Jr.
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                                               Edward Zimmerman, Jr.
                                               Chief Executive Officer
                                               Chief Financial Officer